SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  March 19, 1997
                                                     -----------------

                      Commission File Number 33-43508
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                      NORTH ATLANTIC ENERGY CORPORATION
                    ---------------------------------
           (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                      06-1339460
                -------------                      ----------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


      1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE         03105
     ------------------------------------------------------------------
       (Address of principal executive officers)      (Zip Code)


                             (603) 669-4000
                             --------------
           (Registrant's telephone number, including area code)

                             Not Applicable
                             --------------
     (Former name or former address, if changed since last report)

Item 5. Other Events

1. New Hampshire Public Utilities Commission (NHPUC) Restructuring Plan

     On March 19, 1997, the NHPUC issued a stay of its February 28, 1997 restructuring orders (Restructuring Orders) pending conclusion of rehearing on the Restructuring Orders. The NHPUC s stay is identical in scope and wording to the temporary restraining order issued by the United States District Court for Rhode Island (Federal District Court) on March 10, 1997. The March 10, 1997 order stayed the Restructuring Orders to the extent, and only to the extent, those orders established a rate-setting methodology that is not designed to recover Public Service Company of New Hampshire's (PSNH) costs of providing service and would require PSNH to write off any regulatory asset under applicable accounting standards.

     On March 20 and 21, 1997, the Federal District Court held hearings on PSNH s and affiliates action concerning the Restructuring Orders. The Federal District Court heard evidence concerning whether the case was ready to be decided by a court and whether the Federal court system was the correct forum. After testimony, the Federal District Court took these questions under advisement. The Federal District Court also issued an Amended Restraining Order staying the applicability of the Restructuring Orders in their entirety as to PSNH until further order of the Court.

     On March 24, 1997, the NHPUC held a procedural hearing in this matter and broadened its reconsideration to include matters relating to the relationship between PSNH s Rate Agreement and potential events of default specified in PSNH s and North Atlantic Energy Corporation s credit agreements. A procedural schedule is expected to be issued on March 31.

     For further information on New Hampshire restructuring issues, see "Item
1. Business-Competition and Cost Recovery and Rates-New Hampshire Retail Rates" in the Registrant s 1996 Form 10-K.





























                                SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                          NORTH ATLANTIC ENERGY CORPORATION
                          ---------------------------------
                                     Registrant




Date  March 27, 1997         By /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer